EXHIBIT 10.2

PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT dated as of December 10, 2001, by and between Nadin Company (hereinafter called “Pledgor’’), and Whitewing Labs, Inc. (hereinafter called “Secured Party’’).

     Whereas, the Secured Party has sold Business Assets (“Pledged Property’’, as more specifically described in Exhibit “A’’) to the Pledgor, who has issued its Note to the Secured Party and agreed to pledge and grant to the Secured Party a security interest in the Pledged Property under this Agreement and to perfect such pledge and security interest, all as provided in this Agreement.

     NOW, THEREFORE, in consideration of the making of accepting the Note in payment of the purchase price for the Pledged Property, as aforesaid, by the Secured Party from the Pledgor and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     Section 1. Pledge and security interest. As collateral security for the full satisfaction of all obligations of the Pledgor under the Note, the Pledgor hereby pledges to the Secured Party, assigns, transfers to and grants to the Secured Party a first lien on and a perfected priority security interest in the “Pledged Property’’, together with: (i) any proceeds or collections resulting from the Pledged Property (including, without limitations, any and all claims, rights, and judgments, against and recoveries from third parties in respect of any loss, theft or destruction of the Pledged Property), whether in cash or in any other form securities or other distributions of property (including cash) to which the Pledgors is or may hereafter become entitled to receive on the Pledged Property; and, (ii) all additions to and substitutions for the Pledged Property.

     Section 2. Secured Obligations. The obligations for which the Pledged Property is pledged (the “Secured Obligations’’) are the faithful and punctual performance of all the terms and conditions in and payment of principal and interest on the Note.

     Section 3. Perfection of security interest. In perfection of the security interest granted hereunder, the Pledgor shall execute and deliver to the Secured Party a Financing Statement(s) in the form required by California law and shall pay the fee(s) imposed for the filing thereof.

     Section 4. Representations and Warranties of the Pledgor. The Pledgor represents and warrants that:

     (a)  It has, and has duly exercised, all the requisite power and authority to enter into this Agreement, to pledge the Pledged Property for the purposes described in Section 2, and to carry out the transactions contemplated by the Note;

     (b)  It is the legal and beneficial owner of the Pledged Property pledged to the Secured Party under this Agreement, free and clear of all liens, encumbrances and hypothecation;

     (c)  The execution and delivery of this Agreement and the performance of its terms, will not result in a violation of or constitute a default under the terms of any agreement, indenture or other instrument applicable to the Pledgor or to any of its property;

     Section 5. Covenants of the Pledgor. The Pledgor hereby covenants and agrees not to perform or fail to perform any act if such performance or failure would encumber, pledge or hypothecate the Pledged Property or in any manner impair the security interest of the Secured Party intended to be afforded hereby.

     Section 6. Remedies.

     (a)  Upon the occurrence of an event of default, the Secured Party, at its option shall have, in addition to the rights, remedies and recourses with respect to the Pledged Property given to it herein, all those afforded a secured party under all applicable law, including, but without limitation, the Uniform Commercial Code as enacted by the State of California. Without limiting the generality of the foregoing, the Secured Party without demand of performance or other demand, advertisement, or notice of any kind to or upon the Pledgor or any other person (all of which notices are, to the extent permitted by law, expressly waived), may forthwith demand and receive an immediate return of the Pledged Property or may realize upon the Pledged Property or any part thereof an forthwith sell or otherwise dispose of and deliver the Pledged Property or any part thereof or interest therein in accordance with the requirements of California law, in one or more lots at public or private sale or sales, on any exchange, or to any broker or specialist for sale on a negotiated basis, in a block trade, at auction or otherwise, at such prices and on such terms as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Secured Party, or any purchaser to purchase upon any such sale the whole or any part of the Pledged Property free of any right or equity of redemption in the Pledgors, which right is hereby expressly waived and released.

     Section 7. Waivers. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof, and every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Secured Party. No waiver of any default shall extend to or affect any subsequent or any other default then existing, or unpair any rights, powers or remedies consequent thereon.

     Section 8. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Pledgor shall not have a right to assign any of their respective rights or obligations hereunder without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld. The Secured Party may assign this Agreement, except as such an assignment may be in connection with an assignment of the Note.

     Section 9. Miscellaneous.

          (a)  Notices, etc. Any notice, demand, declaration or certificate which is, by the terms of this Agreement, required or permitted to be given or served by one party to or upon the other party may be given or served by hand delivery, registered or certified mail, return receipt requested. Any such notice shall be effective when mailed as provided herein. No notice or demand which is given, but which is not required by the terms of this Agreement, shall entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances.

     (b) Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only in a writing signed by all parties hereto.

     (c) Severance. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

     (d) Governing Law. This Agreement shall in all respects be construed and enforced in accordance with and governed by the laws of the State of California (not including the choice of law rules thereof).

               IN WITNESS WHEREOF, the parties have caused this Agreement, by their duly authorized officers, under seal, the 10th day of December, 2001.

Attest:	[Signature Illegible]	By:	/s/ Andrew Libby, Jr.
Andrew Libby, Jr., President
Seal:		As approved by the Whitewing Board of Directors

Attest:	[Signature Illegible]	By:	[Signature Illegible]
Nadin Company
/s/ [Signature Illegible] Printed name: